UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), entered into a contract with 2200 Ross, L.P. (the "Seller") to acquire Chase Tower, a 55-story office building located in the uptown submarket of Dallas, Texas. The Seller is not affiliated with Hines REIT or its affiliates.

Chase Tower was constructed in 1987 and consists of 1,296,407 square feet of rentable area that is approximately 92% leased. JP Morgan Chase, a financial services firm, leases 210,707 square feet or approximately 16% of the building’s rentable area, under a lease that expires in September 2022. Locke, Lidell & Sapp, a law firm, leases 207,833 square feet or approximately 16% of the building’s rentable area, under a lease that expires in December 2015. Deloitte & Touche LLP, a public accounting firm, leases 154,476 square feet or approximately 12% of the building’s rentable area, under a lease that expires in June 2012. Fulbright & Jaworski, a law firm, leases 146,064 square feet or approximately 11% of the building’s rentable area, under a lease that expires in December 2016. The remaining lease space is leased to 31 tenants, none of which leases more than 10% of the building’s rentable area.

The contract purchase price for Chase Tower is expected to be approximately $290.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Company expects to fund the acquisition using proceeds from its current public offering and borrowings under its revolving credit facility with KeyBank National Association.

The closing of this acquisition is currently set for November 6, 2007, subject to a number of closing conditions. There is no guarantee that this acquisition will be consummated and if the Company elects not to close the acquisition of Chase Tower, it could forfeit its $7.5 million earnest money deposit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits - Agreement of Purchase and Sale, dated October 15, 2007, between 2200 Ross, L.P., and Hines REIT 2200 Ross Avenue, L.P. (filed as Exhibit 10.84 to Post-Effective Amendment No. 6 to the Company's Second Registration Statement on Form S-11 on October 16, 2007, and incorporated by reference herein).

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” sections of the Registration Statement on Form S-11, its Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

October 19, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary